Exhibit 99.1

rue21, inc. Announces Second Quarter Fiscal Year 2012 Financial Results

Management Raises Fiscal 2012 Earnings Guidance

Warrendale, PA – August 23, 2012 – rue21, inc. [NASDAQ: RUE] today announced its financial results for the second quarter ended July 28, 2012.

Second Quarter Highlights:

•	Net sales increased 17% to $202.1 million from $172.8 million in the second quarter of fiscal 2011. Comparable store sales for the quarter were up 0.5%.

•	Gross margin improved to 39.4% of net sales compared to 39.1% in the second quarter of fiscal 2011.

•

Selling, general and administrative expenses were $57.8 million or 28.6% of net sales, compared to $48.9 million or 28.3% of net sales. Selling, general and administrative expenses included an incremental $1.8 million in stock compensation expenses in the quarter.

•	The Company opened 39 new stores compared to opening 34 stores in the second quarter of fiscal 2011.

•	Net income increased 18.5% to $9.1 million from $7.7 million.

•	The Company ended the quarter with cash and short term investments of $56.8 million.

•	Inventory at cost per square foot was down 2.8% as compared to the end of the second quarter of 2011.

•	Diluted earnings per share were $0.36 compared to diluted earnings per share of $0.31 in the second quarter of fiscal 2011.

Year-to-Date Fiscal 2012 Highlights:

•	Net sales increased 17.9% to $407.7 million from $345.6 in the first half of 2011. Comparable store sales increased 1.1% following a 2.4% increase in the comparable period in 2011.

•	Gross margin improved to 39.1% of net sales from 39.0% in the first half of 2011.

•	Selling, general and administrative expenses were 27.4% of net sales compared to 27.3% in 2011.

•	The Company opened 79 new stores.

•	Net income increased 19.7% to $20.7 million from $17.3 million.

Bob Fisch, rue21’s President and CEO, stated: “We continued to achieve consistent net income growth in the second quarter driven by our balanced product assortments, flexible real estate and sales growth strategies. We are on track to open 120 stores this year in new markets across the United States, and the stores we have opened in 2012 are achieving record performance in sales and profits. In addition to the strong results generated by the new stores, we expect the strategic initiatives put in place by our merchandising, planning, allocation and operations teams to generate solid comparable store sales in the back half of 2012. We have confidence in our ability to continue delivering profitable growth for the remainder of the year.”

Stock Repurchase Program:

During the second quarter of fiscal 2012, the Company repurchased 496,000 shares for $12.9 million. The stock repurchase program had no impact on diluted earnings per share in the second quarter. At the end of the second quarter, $37.1 million of the $50 million stock repurchase program authorized in May 2012 remained available for future share repurchases. Under the 2012 stock repurchase program, the Company may repurchase shares in the open market at current market prices at the time of purchase or in privately negotiated transactions. The timing and actual number of shares repurchased under the program will depend on a variety of factors including price, corporate and regulatory requirements, and other market and business conditions. The Company may suspend or discontinue the program at any time, and may thereafter reinstitute purchases, all without prior announcement.

Outlook:

For fiscal 2012, the Company is raising its prior guidance based on second quarter results and expects diluted earnings per share to be in the range of $1.80 to 1.85 versus its previous guidance of $1.76 to $1.81, and as compared to $1.55 in fiscal 2011. This incorporates 25.0 million average diluted shares expected for fiscal 2012 as compared to 25.1 million average diluted shares in fiscal 2011. For the third quarter of fiscal 2012, the Company currently expects low single digit comparable store sales. Diluted earnings per share for the third quarter are expected to be in the range of $0.38 to 0.40.

Conference Call Information:

A conference call to discuss second quarter fiscal 2012 financial results is scheduled for today, August 23, 2012 at 4:30 PM Eastern Time. To participate, dial toll-free (888) 389-5993 or 1-719-785-9446 (international). The conference call will also be webcast live at www.rue21.com under the Investor Relations section. A replay of this call will be available on the Investor Relations section of the Company’s website, www.rue21.com, within two hours of the conclusion of the call and will remain on the website for ninety days.

About rue21, inc.

rue21 is a leading specialty apparel retailer offering exclusive branded merchandise and the newest trends at a great value. rue21 currently operates 843 stores in 46 states. Learn more at www.rue21.com

Forward Looking Statements:

Certain statements herein, including statements relating to future store openings and growth strategies, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, consumer spending, our ability to effectively identify and respond to changing fashion trends, our ability to compete with other retailers, our strategy and expansion plans, implementation of systems upgrades, reliance on key personnel, trade restrictions, events that may affect our vendors or their ability to finance their operations, availability of suitable new store locations and other factors which are set forth in the Company’s Annual Report on Form 10-K filed March 27, 2012, and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Joseph Teklits / Jill Gaul

ICR, Inc

203-682-8200

jteklits@icrinc.com

rue21, inc. and subsidiaries

Consolidated Statements of Income

	Thirteen weeks ended		Twenty-six weeks ended
	July 28,	July 30,	July 28,	July 30,
	2012	2011	2012	2011
	(Unaudited)
	(in thousands, except per share data)
Net sales	$202,059	$172,770	$407,674	$345,645
Cost of goods sold (includes certain buying, occupancy and distribution center expenses)	122,528	105,141	248,462	210,769

Gross profit	79,531	67,629	159,212	134,876

Selling, general, and administrative expense	57,801	48,867	111,596	94,240
Depreciation and amortization expense	8,017	6,410	15,545	12,513

Income from operations	13,713	12,352	32,071	28,123

Interest income, net	(22)	(19)	(52)	(41)

Income before income taxes	13,735	12,371	32,123	28,164

Provision for income taxes	4,645	4,702	11,430	10,875

Net income	$9,090	$7,669	$20,693	$17,289

Basic income per common share	$0.37	$0.31	$0.85	$0.71
Diluted income per common share	$0.36	$0.31	$0.83	$0.69

Weighted average basic common shares outstanding	24,420	24,415	24,458	24,394
Weighted average diluted common shares outstanding	25,022	25,080	25,079	25,066

rue21, inc. and subsidiaries

Consolidated Balance Sheets

	July 28,	January 28,	July 30,
	2012	2012	2011
	(Unaudited)		(Unaudited)
	(in thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$39,835	$41,960	$43,404
Short term investments	17,000	30,000	—
Accounts receivable	11,322	6,675	12,773
Merchandise inventory, net	160,864	131,136	137,364
Prepaid expenses and other current assets	14,126	11,767	12,595
Deferred tax assets	5,854	5,121	5,645

Total current assets	249,001	226,659	211,781

Property and equipment, net	133,202	117,798	107,280

Other assets	3,335	3,565	3,691

Total assets	$385,538	$348,022	$322,752

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$121,525	$103,914	$114,902
Accrued expenses and other current liabilities	19,538	16,570	16,731
Accrued payroll and related taxes	12,259	12,045	11,228
Deferred rent and tenant allowances, current portion	9,478	8,652	8,212
Accrued income and franchise taxes	—	1,068	—

Total current liabilities	162,800	142,249	151,073

Non-current liabilities:
Deferred rent, tenant allowances and other long-term liabilities	54,774	46,965	44,063
Deferred tax liabilities	7,560	11,585	4,952

Total non-current liabilities	62,334	58,550	49,015

Commitments and Contingencies	—	—	—

Stockholders’ equity:
Preferred stock— par value $0.001 per share, 10,000 shares authorized; none issued or outstanding	—	—	—
Common stock— par value $0.001 per share; 200,000 shares authorized; 24,063, 24,476 and 24,459 shares issued and outstanding, respectively.	25	24	24
Additional paid in capital	43,442	37,696	34,800
Treasury stock, 507, -0-, and -0- shares, respectively	(13,258)	—	—
Retained earnings	130,195	109,503	87,840

Total stockholder’s equity	160,404	147,223	122,664

Total liabilities and stockholders’ equity	$385,538	$348,022	$322,752